Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Files No. 333-10840; 333-12814; 333-13186; 333-91650; 333-122128; 333-137644; 333-139688; 333-148774; 333-198519) pertaining to Optibase Ltd. of our report, dated March 28, 2018, with respect to the consolidated financial statements of 300 River Holdings LLC, included in this Annual Report (Form 20-F) for the year ended December 31, 2017.

New York, New York
March 28, 2018

/s/ EISNERAMPER LLP EISNERAMPER LLP